Exhibit 10.9

Hangzhou Shiqu Information and Technology Co., Ltd.

[Name of VIE Shareholder]

and

[Name of VIE]

Amended and Restated Exclusive Option Agreement

[Date]

Amended and Restated Exclusive Option Agreement

This Amended and Restated Exclusive Option Agreement (this “Agreement”) is entered into on [Date] by and among:

(1)

Hangzhou Shiqu Information and Technology Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise incorporated and validly existing under the laws of PRC, with the registered address: Room 1001, Building 1, Zheshang Fortune Center, Xihu District, Hangzhou;

(2)	[Name of VIE Shareholder], citizen of PRC, ID Card No.: ******; and

([Name of VIE Shareholder] shall be hereinafter referred to individually as an “Existing Shareholder” and collectively as the “Existing Shareholders”)

(3)

[Name of VIE] (the “Company”), a limited liability company incorporated and validly existing under the laws of PRC, with the registered address: Room 1201, Building 1, Zheshang Fortune Center, Xihu District, Hangzhou.

(In this Agreement, the Parties above shall be hereinafter referred to individually as a “Party” or collectively as the “Parties”.)

Whereas:

1.

The Existing Shareholders will become the registered shareholders of the Company upon the effectiveness of this Agreement, and lawfully hold all the equity interests of the Company. The amount of capital contribution and the percentage of their respective equity interests in the registered capital of the Company are shown in Exhibit A attached hereto.

2.	The Existing Shareholders intend to transfer, and the WFOE intends to purchase, all the equity interests owned by the Existing Shareholders in the Company without violation of any PRC laws.

3.

To achieve the above equity transfer, the Existing Shareholders agree to jointly grant an exclusive and irrevocable option of share transfer (the “Call Option”) to the WFOE. According to the Call Option, to the extent permitted by the PRC laws, the Existing Shareholders shall, in accordance with the requirements of the WFOE, will transfer the Call Option to WFOE or any other entity or person designated by the WFOE in accordance with this Agreement.

4.	The Company agrees that the Existing Shareholders will grant the Call Option to the WFOE under this Agreement.

THEREFORE, the Parties, upon friendly negotiation, hereby agree as follows:

1.	Grant of the Call Option

1.1.

The Existing Shareholders hereby individually and jointly agree to irrevocably grant to the WFOE an exclusive Call Option without any additional conditions. In accordance with the such Call Option, the WFOE has the right, to the extent permitted by the PRC laws, to require the Existing Shareholders transfer the Call Option to the WFOE or any other entity or person designated by the WFOE according to the terms and conditions stipulated in this Agreement. The WFOE also agrees to accept the Call Option. The Existing Shareholders shall unconditionally give up all the priority rights under the PRC laws and the Company’s articles of association in the exercise of the right to purchase shares in the WFOE and (or) its designated person, and give all the necessary cooperation to the implementation of the call option. No third person other than the WFOE and its designated person shall enjoy the call option.

1.2.

The Existing Shareholders and Company hereby severally and jointly agree that the Call Option shall also be regarded as including an irrevocably and exclusive right that the Existing Shareholders and Company grant to the WFOE and its designated person, and the irrevocable exclusive right can purchase all or part of the assets of the Company (including but not limited to all the tangible and intangible assets that the Company currently owns and may have in the future, such as computer software copyright, patent, patent application right, exclusive rights to use trademark, domain name, etc.). All of the terms and conditions of this Agreement will be fully applicable to the WFOE and/or its designated person to purchase all or part of the Company’s assets (including price terms) under this Agreement, unless such terms and conditions’ application are contrary to the provisions of the PRC laws. The WFOE and/or its designated person may choose to respectively purchase all or part of the Existing Shareholders’ ownership, or to choose to purchase all or part of the Company’s assets, or to choose to exercise at the same time.

1.3.

The Company hereby agrees that the Existing Shareholders shall grant the WFOE such Call Options according to Article 1.1 above and other provisions of this Agreement. Under this article and this Agreement, a “Person” refers to any nature person, corporation, joint venture, partnership, enterprise, trust or unincorporated organization.

2.	Methods for Exercise of the Call Option

2.1.	The WFOE has the absolute discretion to determine the specific time, manner and times of its rights’ exercising where the applicable PRC laws allow.

2.2.

If the PRC laws at that time allows the WFOE and/or the WFOE to designate any other entity or individual to hold all the shares of the Company, the WFOE has the right to choose to exercise all its options at one time or at a time, and any of entities or individuals designated by the WFOE and/or the WFOE get the full option equity from the Existing Shareholders at one time or at a time; If the PRC laws at that time allows the WFOE and/or the WFOE to have any other entity or individual to hold part the shares of the Company, the WFOE shall be entitled to determine the amount of the transfer of equity within the limits of the shareholding (hereinafter referred to as “Shareholding Ratio Cap”) stipulated in the PRC laws, and any other entity or person designated by the WFOE and/or the WFOE to be transferred from the Existing Shareholders to such amount. In the latter case, the WFOE shall be entitled to exercise its stock options in accordance with the gradual liberalization of the Shareholding Ratio Cap on the shareholding permitted by the PRC laws, with a view to eventually acquiring all options.

2.3.

At each time of executing the right, the WFOE has the right to specify the amount of the shares that the Existing Shareholders shall assign to any other entity or individual designated by the WFOE and / or the WFOE. The Existing Shareholders shall, in accordance with the amount required by the WFOE, assign the share to any other entity or individual designated by the WFOE and/or the WFOE respectively.

2.4.	At each time of executing the right , the WFOE can transfer its shares by itself or assign a third party to transfer all or part of the shares.

2.5.

After each decision of the WFOE, the WFOE may exercise the Call Option by issuing a notice (“Notice of Exercise”, the format of the notice attached hereto as Exhibit B of this Agreement) to the Existing Shareholders. The Existing Shareholders, upon receipt of the notice of exercise, shall immediately transfer all the transferred shares to the WFOE and/or any other entity or person designated by the WFOE in accordance with the manner referred to in Article 2.3 of this Agreement.

2.6.	The Existing Shareholders hereby promise and undertake severally and jointly that, once the WFOE has issued a notice of exercise:

2.6.1

They shall immediately convene the shareholder meeting and adopt all other necessary resolutions, including the shareholders’ resolution of which includes the waiver of the pre-emptive right, agree to assign the equity to the WFOE and/or any other entity or person designated by it, in accordance with the transfer price determined under Article 3 of this Agreement (the “Transfer Price”);

2.6.2

They shall immediately sign an equity transfer agreement with the WFOE and / or other entities or individuals designated by the WFOE, and transfer the right of the notice of transfer with the transfer price to the WFOE and / or other entities or individuals designated by the WFOE ; and

2.6.3

They shall, in accordance with the requirements of the WFOE and PRC laws and regulations, provide necessary support to the WFOE (including providing and signing all relevant legal documents, performing all government approval and registration formalities and undertaking all relevant obligations) so as to enable the WFOE and/ or any other entity or person designated by the WFOE without a legal flaw in obtaining all the assigned shares specified in the notice of exercise without any legal deficiency.

2.7.

At the same time as this Agreement signed, the Existing Shareholders shall sign a power of attorney (the “Power of Attorney”, in the form of Exhibit C attached hereto), entrust any person designated by it to sign any and all necessary legal documents under this agreement in written, to ensure the WFOE and/or any other entity or person designated by the WFOE without a legal flaw to obtain a full equity transfer. The Power of Attorney shall be kept by the WFOE, where necessary, the WFOE may require the Existing Shareholders to sign multiple copies of the Power of Attorney at any time and submit the Power of Attorney to the relevant government department.

3.	Price

3.1

At the time of each time the WFOE exercise its right, the WFOE and/or any other entity or individual designated by the WFOE should pay the total price of the transfer price to the Existing Shareholders, and the price shall be the minimum price permitted by the PRC laws and the lower one of the net asset price of the Company which are audited. The Existing Shareholders hereby irrevocable agree that: if the applicable law requires that the transfer price of the Company’s equity must be based on the value of the assessment and (1) the value price above the registered capital of the Company is evaluated, the Existing Shareholders will give up the part of the valuation higher than the corresponding registered capital of the Company in accordance with the law. Or, the Existing Shareholders return to any other entity or individual designated by the WFOE and / or the WFOE after receiving such part in accordance with the law; or (2) the value of the assessment is less than the amount corresponding to the registered capital of the Company, and the parties agree to the value is the price of the transfer.

3.2

The Existing Shareholders hereby irrevocably agree that, after receiving the transfer price paid by any other entity or individual designated by the WFOE and/or the WFOE, they will repay the transfer price to other entity or individual designated by the WFOE and/or the WFOE within ten (10) working days in accordance with the law..

4.	Declarations and Warranties

4.1.

The Existing Shareholders hereby separately and jointly declares and warrants the followings, and such declarations and warranties shall remain valid, as they would have done at the time of the transfer of option shares.

4.1.1.

The Existing Shareholders are Chinese citizens with full capacity for conduct; they have complete and independent legal status and legal capacity to sign, deliver and perform this Agreement, and can be independent as the main body of the lawsuit.

4.1.2.

The Company is a limited liability company duly registered and validly existing under PRC laws. It has independent legal person qualification. The Company has complete, independent legal status and legal capacity to sign, deliver and perform this Agreement, and may independently act as the subject of litigation.

4.1.3.

The Existing Shareholders has full right and authority that it has signed and delivered this Agreement and all other documents relating to the transactions referred to in this Agreement and which it will sign. And it has full power and authority to complete the transactions referred to in this Agreement.

4.1.4.

This Agreement is lawfully and duly signed and delivered by the Existing Shareholders. This agreement constitutes a lawful and binding obligation to the Existing Shareholders. And may be enforced to them in accordance with the terms of this Agreement.

4.1.5.

The Existing Shareholders are duly registered owners of the Company on the effective date of this Agreement, in addition to rights regulated in the Agreement, the Amended and Restated Equity Pledge Agreement signed by the Existing Shareholders, the Company and the WFOE, and the Amended and Restated Shareholders’ Voting Rights Proxy Agreement signed by the Existing Shareholders, the Company and the WFOE, there are no lien, pledge, claim and other security interests and the rights of the three parties on the Call Option. In accordance with this Agreement, any other entity or individual designated by the WFOE and / or the WFOE may obtain a good ownership of the transfer of equity, without any lien, pledge, claim, or other right of security or third party rights.

4.2.	The Company hereby declares and warrants as followings:

4.2.1.

The Company is a limited liability company duly registered and validly existing under PRC laws. It has independent legal person qualification. The company has complete, independent legal status and legal capacity to sign, deliver and perform this Agreement, and may independently act as the subject of litigation.

4.2.2.

The Company has full right and authority within the Company that it has signed and delivered this Agreement and all other documents relating to the transactions referred to in this Agreement and which it will sign. And it has full power and authority to complete the transactions referred to in this Agreement.

4.2.3.	This Agreement is lawfully and duly signed and delivered by the Company. This agreement constitutes a lawful and binding obligation to the Company.

4.2.4.

The Existing Shareholders shall be all lawful shareholders registered in the Company on effective date of this Agreement. Under this Agreement, after the exercising the right by any other entity or person designated by the WFOE and/or the WFOE, they shall be entitled to a good, without any lien, pledge, claim and other security or third party rights in respect of the ownership of transferring of the right.

4.2.5.

When the agreement comes into effect, the Company has the complete business license required for its operation. The Company has sufficient rights and qualifications to run its business in China. The Company has been operating according to law since its establishment, and there is no violation or possible violation of the regulations and requirements of industrial and commercial, tax, cultural, quality and technical supervision, labor and social security and other government departments, and there are no disputes of breaching of contract.

5.	Covenants of Existing Shareholders

The Existing Shareholders severally and jointly covenant as follows:

5.1.

During the period of validity of this Agreement, it shall take all necessary measures to ensure that the Company is able to obtain all the licenses required for the operation of its business in a timely manner and that all licenses shall remain valid at all times.

5.2.	During the period of validity of this Agreement, without the prior written consent of the WFOE:

5.2.1.	Any Existing Shareholders may not transfer or dispose of any option in any way or set up any right of security or other third party rights in any option;

5.2.2.	The Existing Shareholders cannot increase or decrease the Company’s paid-in capital;

5.2.3.	It shall not punish or urge the management of the Company to dispose of any major assets of the Company (except those occurring in the normal course of operation);

5.2.4.

It shall not terminate or urge the management of the Company to terminate any major agreement signed by the Company, or to sign any other agreement that is in conflict with the existing major agreements;

5.2.5.

It shall not individually or jointly induce the Company to enter into transactions which may materially affect the Company’s assets, liabilities, operations, ownership structure, equity and other lawful rights held by third parties (except those occurring in the normal course of business);

5.2.6.	It shall not appoint or replace any directors, supervisors or other managers of the Company that are appointed by the Existing Shareholders;

5.2.7.	It shall not declare or actually issue any allotment of profits, bonus, dividends or share interests, or vote to agree to the foregoing allocation or distribution;

5.2.8.	It ensures the effective existence of the Company and it is not terminated, liquidated or disbanded;

5.2.9.	It may not amend the Company’s constitution in a substantial way; and

5.2.10.	It ensures that the Company is not allowed to lend or borrow, or to provide guarantees or other forms of security, or to undertake any substantive obligations outside the normal operating activities.

5.3.

During the period of validity of this Agreement, it must do its best to develop the Company’s business and ensure the Company’s legal and compliance management. It will not commit any action or omission that may damage the Company’s assets, goodwill, or influence the validity of the Company’s license.

6.	Covenants of the Company

6.1.

In the event of the signing and performance of this Agreement and the grant of the option under this Agreement, the consent, permission, waiver, authorization of any third party shall be obtained, or approval, permission, waiver or registration or filing procedures (if required by law) of any government agency, the Company shall satisfy the above conditions.

6.2.

Without prior written consent of the WFOE, the Company will not assist or allow the Existing Shareholders to transfer or dispose of any option in any way or to set up any security rights or other third party rights in any option.

6.3.

The Company may not conduct or allow any act or action that may have a significant adverse effect on the interests of the WFOE under this Agreement, including but not limited to the sale, transfer, mortgage or other means of disposing of any of its own assets, business, income or other legitimate interests. Or permissible in such assets, business, any security interest or other third party rights shall be set up on the income or other legitimate rights and interests (except those arising from normal operation).

7.	Confidentiality

7.1.	Whether or not this Agreement has ceased, any Party shall have a confidentiality obligation with respect to the following information:

7.1.1	The signing and performance of this Agreement and the contents of this Agreement;

7.1.2	The business secrets, proprietary information and customer information of the WFOE that they have known or received for signing and implementing this Agreement; and

7.1.3

It knows or receives relevant business secrets, proprietary information and customer information of the Company as the shareholder of the Company (hereinafter referred to as the “Confidential Information”).

A party may use such Confidential Information only for the purpose of fulfilling its obligations under this Agreement. The other party shall not disclose such Confidential Information to any third party without the written permission of any Party, otherwise the it shall be borne the liability for breach of contract and paid the loss.

7.2.

Upon the termination of this Agreement, any Party shall, at the request of the other party, return, destroy or otherwise dispose of all documents, information or software which contains the Confidential Information, and stop the use of such Confidential Information.

7.3.	Notwithstanding the provisions of this Agreement, the effect of this article shall not be affected by the remove or termination of this Agreement.

8.	Term

This Agreement shall become effective upon execution by the Parties and the date of completion of the business change duly signed by the Parties and duly registered by the Existing Shareholders as the shareholders of the Company, and shall terminate after all options are transferred to the WFOE and/or any other entity or individual designated by the WFOE under the terms of this Agreement. The Existing Shareholders or the Company shall not have the right to terminate or rescind the Agreement in advance, except for the WFOE unilaterally terminating or otherwise provided by law.

9.	Notice

All notices and other communications required to be given pursuant to this Agreement shall be delivered personally, or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the address of such Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

Notices given by personal delivery, courier service, registered mail or prepaid postage shall be deemed effectively given on the date of sending.

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

For the purpose of notices, the addresses of the Parties are as follows:

Hangzhou Shiqu Information and Technology Co., Ltd.

Address: Room 1001, Zheshang Fortune Center Block 1, Xihu District, Hangzhou

Fax: 0571-88867550

[Name of VIE]

Address: ******

Fax: ******

[Name of VIE Shareholder]

Address: ******

Fax: ******

Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms of this Section.

10.	Breach of Agreement

10.1.

The Parties agree and confirm that if any Party hereto (the “Breaching Party”) materially breaches any provision hereof, or materially fails to perform any obligation hereunder, it shall constitute a default hereunder (“Default”), and the non-breaching Parties may request the Breaching Party to make correction or take remedy within a reasonable time limit. Should the Breaching Party still fail to make correction or take remedy within such reasonable time limit or fifteen (15) days after the non-breaching Party notifies the Breaching Party in writing and requests for correction, and the non-breaching party can:

10.1.1.

If any existing shareholder or company is a Breaching Party, the WFOE shall have the right to terminate this Agreement and require the Breaching Party to give damages, or the Breaching Party shall continue to perform its obligations under this Agreement and shall require the Breaching Party to give all damages;

10.1.2.

If the WFOE is a Breaching Party, the non-breaching party shall have the right to claim damages from the WFOE, but it shall have no right to terminate or rescind this Agreement in any circumstances unless otherwise provided by law or this Agreement or otherwise agreed by the parties.

10.2.	The Parties agree and confirm that, except as otherwise provided by law or this Agreement, no Party shall, under any circumstances, require the termination of this Agreement for any reason whatsoever.

10.3.	Notwithstanding any other provision of this Agreement, the effect of this provision shall not be effected by the dissolution or termination of this Agreement.

11.	Miscellaneous

11.1.	This Agreement is written in Chinese in 6 copies, each Party in this Agreement having one copy.

11.2.	The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement hereunder shall be governed by PRC laws.

11.3.

Any dispute arising under this Agreement and in connection with this Agreement shall be settled by the Parties through friendly negotiations. If the Parties cannot reach Agreement within 30 days after the disputes arises, either Party may submit the relevant dispute to the Shanghai Arbitration Commission for arbitration, in accordance with the arbitration rules of such arbitration commission effective at that time. The place of the hearing of the arbitration shall be Shanghai. The arbitration award shall be final and binding on the Parties.

11.4.

Any right, power and remedy given to the Parties in this clause shall not exclude any other rights, powers or remedies that the party enjoys in accordance with the provisions of the law and the other provisions under this Agreement, and that the exercise of the rights, powers and remedies of one party does not exclude the other rights, powers and remedies that the party has the right to exercise.

11.5.

A party who fails or delay to exercise any rights, powers and remedies that it owns under this Agreement or law (the “Right”) will not cause the waiver of such rights, and any single or part waiver of the right does not exclude the exercise of such rights in other ways and exercise the right to the other party.

11.6.	The headings of the articles of this Agreement are only indexed, and in no case shall they be used or affect the interpretation of the provisions of this Agreement.

11.7.

Each clause of this Agreement can be separated and independent of every other clause. If one or several of the provisions of this Agreement are held to be invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected in any respect.

11.8.

Once this Agreement is signed, it will replace any other legal document signed before the parties on the same subject. Any amendments and additions to this Agreement shall be made in writing and shall be effective by the proper signing of the parties hereto.

11.9.

The other party shall not assign to any third party any rights and/or obligations under this Agreement without the prior written consent of either party; all Existing Shareholders and companies hereby agree that the WFOE shall be entitled to transfer any rights and/or obligations under this Agreement to any third party after written notice to the Existing Shareholders and the Company.

11.10.	This Agreement shall be binding on the Parties’ lawful successors.

11.11.	This Agreement and the exhibits constitute an entire agreement of the Parties regarding this Agreement on the effective date of this Agreement.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

(Signature Page to the Amended and Restated Exclusive Option Agreement)

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Exclusive Option Agreement on the date and the address first written above.

Hangzhou Shiqu Information and Technology Co., Ltd.

(Seal: /s/ Hangzhou Shiqu Information and Technology Co., Ltd.)

(Signature Page to the Amended and Restated Exclusive Option Agreement)

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Exclusive Option Agreement on the date and the address first written above.

[Name of VIE Shareholder]

By: /s/ [Name of VIE Shareholder]

(Signature Page to the Amended and Restated Exclusive Option Agreement)

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Exclusive Option Agreement on the date and the address first written above.

[Name of VIE]

(Seal: /s/ [Name of VIE])

Schedule of Material Differences

One or more persons signed an amended and restated exclusive option agreement using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE Shareholder	Name of VIE	Date
1.	CHEN Qi	Hangzhou Juangua Network Co., Ltd.	July 18, 2018
2.	WEI Yibo	Hangzhou Juangua Network Co., Ltd.	July 18, 2018
3.	YUE Xuqiang	Hangzhou Juangua Network Co., Ltd.	July 18, 2018
4.	CHEN Qi	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017
5.	WEI Yibo	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017
6.	YUE Xuqiang	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017
7.	XU Yirong	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017